Exhibit 5.1

July 13, 2021

Taboola.com Ltd.
16 Madison Square West
7th Floor
New York, NY 10010

Re: Taboola.com Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Taboola.com Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) registering (a) 28,620,000 ordinary shares, no par value per share (the "Ordinary Shares") previously acquired by the selling shareholders listed therein (the "Secondary Shares”), (b) 12,350,000 Ordinary Shares issuable upon the exercise of outstanding warrants (the “Warrants Shares”), and (c) 7,175,000 warrants to purchase Ordinary Shares (the "Warrants"). The Registration Statement is filed by the Company in connection with the Merger Agreement, dated as of January 25, 2021, by and among the Company, Toronto Sub Ltd., a Cayman Islands exempted company and wholly owned subsidiary of the Company, and ION Acquisition Corp. 1 Ltd., a Cayman Islands exempted company (the “Merger Agreement”).

This opinion is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, filed by the Company with the SEC and to which this opinion is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect; (iii) resolutions of the board of directors of the Company and the shareholders of the Company relating to the Registration Statement and to the consummation of the transactions contemplated by the Merger Agreement; (iv) the Merger Agreement, (v) the Warrants; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion set forth below that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Secondary Shares have been duly authorized, and are validly issued, fully paid and non-assessable; and (ii) the Warrant Shares have been duly authorized, and when issued and delivered against payment therefor pursuant to the Warrants, will be validly issued fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Meitar | Law Offices